UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2007

IHOP CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California		91203
(Address of principal executive offices)		(Zip Code)

(818) 240-6055
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Securitization Transaction.  On March 16, 2007, IHOP Franchising, LLC and its wholly owned subsidiary, IHOP IP, LLC (collectively, the “Co-Issuers”), issued $175 million of Series 2007-1 Fixed Rate Notes (the “Fixed Rate Notes”) and completed a securitized financing facility providing for the issuance of up to $25 million of 2007-2 Variable Funding Notes (the “Variable Funding Notes” and together with the Fixed Rate Notes, the “Notes”).  The Notes are the first issuances under a program that will allow the Co-Issuers to issue additional series of notes from time to time.

The Fixed Rate Notes and the Variable Funding Notes were issued under a Base Indenture dated March 16, 2007 (the “Base Indenture”) and related Series Supplements, each dated March 16, 2007 (together with the Base Indenture, the “Indenture”) among the Co-Issuers and Wells Fargo Bank, National Association, as the Indenture Trustee.  The Notes are secured under the Indenture by various types of collateral as described herein.  The Notes were issued in private transactions.

Fixed Rate Notes.  The Fixed Rate Notes have a stated fixed interest rate of 5.144% per annum, an anticipated repayment date on the payment date in March 2012, and a legal final payment date on the payment date in March 2037.  The effective interest rate on the Fixed Rate Notes is anticipated to be 7.218%, after taking account of the premium on the Insurance Policy (described below under “Third Party Credit Enhancement”) and the amortization of certain transaction related expenditures.  The anticipated repayment date of the Fixed Rate Notes may be extended for two successive one-year periods at the election of the Co-Issuers subject to satisfaction of certain conditions as specified in the Indenture.  The interest rate on the Fixed Rate Notes will increase by 0.25% during any such extension period.

Variable Funding Notes.  The Variable Funding Notes allow for drawings on a revolving basis and have been issued pursuant to a Series 2007-2 Note Purchase Agreement, dated March 16, 2007 (the “Variable Funding Note Purchase Agreement”), among the Co-Issuers, International House of Pancakes, Inc. (“IHOP Inc.”), as Servicer, Wells Fargo Bank, National Association, as Indenture Trustee and Administrative Agent, and certain conduit investors and financial institutions.  The Variable Funding Notes will be governed by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Indenture.  Interest on the Variable Funding Notes will generally be payable (a) in the event that commercial paper is issued to fund the Variable Funding Notes, at the CP Rate, which is the per annum rate equivalent to the weighted average of the per annum rate payable by the commercial paper conduit in respect of promissory notes issued by the commercial paper conduit to fund the Variable Funding Notes, and (b) in the event that other means are used to fund the Variable Funding Notes, at per annum rates equal to (i) a base rate of either the prime rate or the Federal funds rate, plus 0.40%, or (ii) a Eurodollar rate to be determined by reference to the British Banker’s Association Interest Settlement Rates for deposits in dollars for the applicable period.  While no drawing was made on the Variable Funding Notes at closing, it is expected that amounts will be drawn under the Variable Funding Notes from time to time as needed by the Co-Issuers in connection with the operation of the IHOP franchising business.  There is a commitment fee on the unused portion of the Variable Funding Notes of 0.15% per annum.

New Subsidiaries.  The Co-Issuers are newly created indirect subsidiaries of IHOP Corp. that hold substantially all of the franchising assets used in the operation of the IHOP restaurant franchising business.  In connection with the securitization transaction, two other limited liability companies, IHOP Property Leasing, LLC and IHOP Real Estate, LLC, were formed as subsidiaries of IHOP Franchising, LLC and an existing subsidiary, IHOP Properties, Inc. was transferred to IHOP Franchising, LLC and converted to a limited liability company.  On and after the closing of the securitization transaction, these three subsidiaries (the “Real Estate Subsidiaries”) will own the real property assets related to the IHOP franchising business, including the fee and leasehold interests on the real property on which many IHOP restaurants are located and the related leases and sub-leases, respectively, to franchisees.

Assets Transferred to Subsidiaries; Collateral for the Notes.  In connection with the securitization transaction, the franchise agreements, franchise notes, area license agreements (related to the United States and Mexico), product sales agreements, equipment leases and other assets related to the IHOP franchising business were transferred to IHOP Franchising, LLC, the intellectual property related to the IHOP franchise business, among other things, was transferred to IHOP IP, LLC, the fee interests in real property and related franchisee leases were transferred to IHOP Real Estate, LLC and certain of the leasehold interests related to the IHOP franchised restaurants and the related sub-leases to franchisees were transferred to IHOP Property Leasing, LLC.  The remaining leasehold interests and franchisee sub-leases are owned by IHOP Properties, LLC.  The Co-Issuers have pledged all of their assets to the Indenture Trustee as security for the Notes.  Although the Notes are expected to be repaid solely from these subsidiaries’ assets, the Notes are solely obligations of the Co-Issuers and none of IHOP Corp., its direct or indirect subsidiaries, including the Real Estate Subsidiaries, guarantee or are in any way liable for the Co-Issuers’ obligations under the Indenture, the Notes or any other obligation in connection with the issuance of the Notes.  IHOP Corp. has agreed, however, to guarantee the performance of the obligations of IHOP Inc., its wholly owned direct subsidiary, in connection with the servicing of the assets included as collateral for the Notes and certain indemnity obligations relating to the transfer of the collateral assets to the Co-Issuers and the Real Estate Subsidiaries.

Third Party Credit Enhancement.  The Notes are rated “Aaa,” and “AAA” by Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, respectively.  Timely payment of interest (other than contingent interest) and the outstanding principal of the Notes are insured under a financial guaranty insurance policy issued by Financial Guaranty Insurance Company (“FGIC”), the obligations of which are rated “Aaa” and “AAA.”  The insurance policy has been issued under an Insurance and Indemnity Agreement among FGIC, IHOP Corp. and various IHOP Corp. subsidiaries.

Covenants/Restrictions.  The Notes are subject to a series of covenants and restrictions under the Indenture customary for transactions of this type, including those relating to (i) the maintenance of specified reserve accounts to be used to make required payments in respect of the Notes, (ii) certain debt service coverage ratios to be met, the failure of which may result in early amortization of the outstanding principal amounts due in respect of the Notes or removal of IHOP Inc., as servicer, among other things, (iii) optional prepayment subject to certain conditions, (iv) IHOP Corp.’s maintenance of more than 50% ownership interest in IHOP Inc. and a restriction on IHOP Corp.’s merger with unaffiliated entities, unless IHOP Corp. is the surviving entity or the surviving entity assumes all of IHOP Corp.’s obligations in connection with the securitization transaction and certain other conditions are satisfied, (v) limitations on indebtedness that may be incurred by IHOP Corp. on a consolidated basis, and (vi) recordkeeping, access to information and similar matters.  The Notes are also subject to customary events of default, including events relating to non-payment of interest and principal due on or in respect of the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breach of representations and warranties, failure of security interest to be effective, a valid claim being made under the relevant insurance policy and the failure to meet the applicable debt service coverage ratio.

Use of Proceeds.  The net proceeds from the sale of the Fixed Rate Notes on March 16, 2007 was $171.7 million.  Of this amount, $114.2 million was used to repay existing indebtedness of IHOP Corp; $2,408,000 million was deposited into an interest reserve account for the Fixed Rate Notes; and $3,110,000 was deposited into a lease payment account for payment to third-party property lessors.  IHOP Corp. intends to use the remaining proceeds to pay the costs of the transaction and for share repurchases.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated March 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: March 20, 2007	By: /s/ MARK D. WEISBERGER
Mark D. Weisberger
Vice President-Legal, Secretary and General Counsel

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated March 16, 2007.